MERRILL LYNCH
BANK USA
(A Wholly Owned Subsidiary of
Merrill Lynch & Co., Inc.)
Consolidated Financial Statements (Unaudited) for
the Quarter and Year-to-Date Periods Ended June
27, 2003 and June 28, 2002

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)
TABLE OF CONTENTS
--------------------------------------------------------------------------------
                                                                            Page
FINANCIAL STATEMENTS (Unaudited):
   Consolidated Balance Sheets                                                 1
   Consolidated Statements of Earnings                                         2
   Consolidated Statements of Changes in Stockholder's Equity                  3
   Consolidated Statements of Cash Flows                                     4-5
   Notes to Consolidated Financial Statements                               6-19

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)
CONSOLIDATED BALANCE SHEETS (Unaudited)
--------------------------------------------------------------------------------
(Dollars in thousands, except share amounts)
                                                     June 27,      December 27,
                                                       2003            2002
                                                   ------------    ------------
Assets
   Cash and due from banks                         $    648,651    $     21,191
   Cash equivalents                                     710,000         125,000
   Trading assets                                     1,601,138         594,530
   Securities                                        30,175,494      40,656,244
   Loans held for sale                                5,013,158       3,360,541
   Loans receivable                                  24,282,362      21,722,673
   Allowance for loan losses                           (133,468)       (128,951)
                                                   ------------    ------------
   Loans receivable, net                             24,148,894      21,593,722
   Accrued interest receivable                          165,653         233,405
   Investment in Federal Home Loan Bank stock           113,230          75,749
   Property and equipment, net                           44,133          39,820
   Cash delivered to collateralize derivative
    obligations                                         569,422         864,262
   Unsettled securities receivable                      751,384          10,088
   Other assets                                         732,838         597,069
                                                   ------------    ------------
      Total assets                                 $ 64,673,995    $ 68,171,621
                                                   ============    ============
Liabilities and Stockholder's Equity
Liabilities
   Interest bearing deposits                       $ 54,372,235    $ 55,700,812
   Federal funds purchased and securities
    sold under agreements to repurchase               3,496,914       6,463,083
   Advances from Federal Home Loan Bank                   2,200         402,200
   Accrued interest payable                              24,097          35,525
   Payable to Parent and affiliated companies           184,208         147,193
   Derivative liabilities                               593,368       1,021,585
   Unsettled securities payable                       1,031,231         166,404
   Other liabilities                                    687,974         528,071
                                                   ------------    ------------
      Total liabilities                              60,392,227      64,464,873
Stockholder's equity
   Preferred stock, 6% noncumulative, par
    value $1,000; 1,000,000 shares
    authorized, issued, and outstanding               1,000,000         800,000
   Common stock, par value $1; 1,000,000
    shares authorized, issued, and
    outstanding                                           1,000           1,000
   Paid-in capital                                    2,367,649       2,367,649
   Retained earnings                                    954,697         570,940
   Accumulated other comprehensive loss, net
    of tax                                              (41,578)        (32,841)
                                                   ------------    ------------
      Total stockholder's equity                      4,281,768       3,706,748
                                                   ------------    ------------
Total liabilities and stockholder's equity         $ 64,673,995    $ 68,171,621
                                                   ============    ============
--------------------------------------------------------------------------------
The accompanying notes are an integral part of these consolidated financial statements (unaudited).
                                      - 1 -

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)
CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)
--------------------------------------------------------------------------------
(Dollars in thousands)

                                                       Three Months Ended           Six Months Ended
                                                     June 27,      June 28,      June 27,      June 28,
                                                       2003          2002          2003          2002
                                                    ----------    ----------    ----------    ----------

Interest income:
   Loans receivable                                 $  256,467    $  171,983    $  501,007    $  311,318
   Mortgage-backed and asset-backed securities         141,839       245,076       295,452       527,969
   U.S. Treasury and government agency securities       11,225            --        22,249            35
   Corporate and other debt securities                   8,647        12,971        17,394        28,075
   Trading assets                                        7,763        41,610        12,562        89,004
   Federal funds sold, securities purchased under
    agreements to resell, and cash equivalents           6,584         6,957        14,895        12,551
                                                    ----------    ----------    ----------    ----------
      Total interest income                            432,525       478,597       863,559       968,952
Interest expense:
   Deposits                                             83,347       181,818       184,908       377,729
   Federal funds purchased and securities sold
    under agreements to repurchase                      13,034         1,114        29,028         2,156
   Other borrowings                                        595         1,322         1,220         3,457
                                                    ----------    ----------    ----------    ----------
      Total interest expense                            96,976       184,254       215,156       383,342
                                                    ----------    ----------    ----------    ----------
Net interest income                                    335,549       294,343       648,403       585,610
Provision for credit losses                             16,207        31,825        27,844        85,877
                                                    ----------    ----------    ----------    ----------
Net interest income after provision for credit
 losses                                                319,342       262,518       620,559       499,733
Noninterest income:
   Gain on sale of loans, net                           66,273         3,754       147,146        14,083
   Lines of credit fees                                 64,546        29,383       110,228        56,254
   Gain on sale of securities, net                      49,731        50,509        73,374        58,655
   Servicing and other fees, net                         6,442         6,432        13,263        12,160
   Gain on sale of mortgage servicing assets, net        1,686         1,953         7,566        13,789
   Other                                                10,967         7,365        25,766        16,498
   Trading gain (losses), net                            9,129       (19,829)        4,613       (38,254)
   Loss on nonhedging derivatives                      (26,849)           --       (48,217)           --
                                                    ----------    ----------    ----------    ----------
      Total noninterest income                         181,925        79,567       333,739       133,185
Noninterest expenses:
   Compensation and benefits                            46,059        31,663        88,288        57,069
   Deposit administration fees                          34,968        36,693        69,878        74,577
   Communications and technology                        11,784         6,387        20,882        15,181
   Trust management fees                                 4,366         3,978         8,662         8,150
   Professional fees                                     3,775         2,177         6,158         4,188
   Servicing fee expense allocation from
    affiliates                                           3,129         3,235         6,129         5,340
   FDIC & state assessments                          2,620         2,767         5,338         5,497
   Occupancy and related depreciation                    2,497         1,610         4,879         3,146
   Loan servicing and administration                     1,802         1,202         3,069         2,319
   Other                                                 8,246         3,463        13,973         5,397
                                                    ----------    ----------    ----------    ----------
      Total noninterest expenses                       119,246        93,175       227,256       180,864
                                                    ----------    ----------    ----------    ----------
Earnings before income taxes                           382,021       248,910       727,042       452,054
   Income taxes                                        138,619        91,235       266,285       163,972
                                                    ----------    ----------    ----------    ----------
Net earnings                                        $  243,402    $  157,675    $  460,757    $  288,082
                                                    ==========    ==========    ==========    ==========

--------------------------------------------------------------------------------
The accompanying notes are an integral part of these consolidated financial statements (unaudited).
                                      - 2 -

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY (Unaudited)
For the Six Months Ended June 27, 2003 and June 28, 2002
--------------------------------------------------------------------------------
(Dollars in thousands)

                                                                                                     Accumulated
                                                                                                        Other           Total
                                                Preferred     Common      Paid-in       Retained    Comprehensive   Stockholder's
                                                  Stock       Stock       Capital       Earnings    Income (Loss)      Equity
                                               -----------   --------   ------------   ----------   -------------   -------------

Balance, December 28, 2001                     $   800,000   $  1,000   $  2,367,649   $  403,198   $     (25,444)  $   3,546,403
Comprehensive income:
   Net earnings                                                                           288,082                         288,082
   Other comprehensive income:
      Net unrealized gains on securities
       (net of tax)                                                                                        51,069          51,069
      Deferred losses on cash flow hedges
       (net of tax and reclassification of
       $27,525 of gains included in earnings)                                                             (11,707)        (11,707)
                                                                                                                    -------------
   Total comprehensive income                                                                                             327,444
   Cash dividends declared                                                               (425,000)                       (425,000)
                                               -----------   --------   ------------   ----------   -------------   -------------
Balance, June 28, 2002                         $   800,000   $  1,000   $  2,367,649   $  266,280   $      13,918   $   3,448,847
                                               ===========   ========   ============   ==========   =============   =============
Balance, December 27, 2002                     $   800,000   $  1,000   $  2,367,649   $  570,940   $     (32,841)  $   3,706,748
Comprehensive income:
   Net earnings                                                                           460,757                         460,757
   Other comprehensive income:
      Net unrealized gains on securities
       (net of tax)                                                                                       (12,120)        (12,120)
      Deferred gains on cash flow hedges
       (net of tax and reclassification of
       $19,717 of gains included in earnings)                                                               3,383           3,383
                                                                                                                    -------------
   Total comprehensive income                                                                                             452,020
   Issuance of preferred stock                     200,000                                                                200,000
   Cash dividends declared                                                                (77,000)                        (77,000)
                                               -----------   --------   ------------   ----------   -------------   -------------
Balance, June 27, 2003                         $ 1,000,000   $  1,000   $  2,367,649   $  954,697   $     (41,578)  $   4,281,768
                                               ===========   ========   ============   ==========   =============   =============

--------------------------------------------------------------------------------
The accompanying notes are an integral part of these consolidated financial statements (unaudited).
                                      - 3 -

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
--------------------------------------------------------------------------------
(Dollars in thousands)

                                                                          Six Months Ended
                                                                      June 27,        June 28,
                                                                        2003            2002
                                                                    -------------   ------------

Cash Flows From Operating Activities
   Net earnings                                                     $     460,757   $     288,082
   Adjustments to reconcile net earnings to net cash
    (used for) provided by operating activities:
      Provision for credit losses                                          27,844          85,877
      Gain on sale of securities                                          (73,374)        (58,655)
      Deferred income taxes                                               (59,770)         (9,990)
      Depreciation and amortization                                         5,684           4,477
      Accretion of discount                                                22,581          13,581
      Gain on sale of mortgage servicing assets                            (7,566)        (13,789)
      Federal Home Loan Bank stock dividend                                (2,547)         (1,770)
      (Gain)/Loss on sale of trading securities                            (4,613)         38,253
      Gain on sale of loans held for sale                                (147,146)        (14,083)
      Other                                                                 3,802           3,136
      Changes in operating assets and liabilities:
         Origination and drawdowns on loans held for sale,
          net of repayments                                           (11,309,159)     (2,516,052)
         Net proceeds from sales of loans held for sale                 9,802,106       2,339,472
         Purchase of trading securities                               (27,435,620)       (388,182)
         Proceeds from the sale and maturity of trading securities     26,432,825       1,862,216
   Net change in:
      Accrued interest receivable                                          67,752           6,753
      Other assets                                                       (838,768)       (924,374)
      Accrued interest payable                                            (11,428)        (66,477)
      Other liabilities                                                 1,061,596       1,350,815
                                                                    -------------   -------------
            Net cash (used for) provided by operating activities       (2,005,044)      1,999,290
Cash Flows From Investing Activities
   Securities:
      Purchases                                                       (11,548,015)     (5,117,863)
      Sales                                                            17,487,761      11,864,172
      Maturities                                                        4,119,794       4,205,805
   Net change in:
         Federal funds sold and securities purchased under
          agreements to resell                                                 --          65,102
         Loans receivable                                              (2,620,676)     (6,975,486)
         Cash received from (delivered to) counterparties to
          collaterize derivative obligations                              294,840        (189,923)
   Purchase of Federal Home Loan Bank stock                               (34,933)        (21,571)
   Proceeds from the sales of mortgage servicing assets                    60,650          63,976
   Purchase of property and equipment                                      (9,625)         (5,504)
                                                                    -------------   -------------
            Net cash provided by investing activities                   7,749,796       3,888,708
Cash Flows From Financing Activities
   Net change in:
      Deposits                                                         (1,321,092)     (4,010,418)
      Federal funds purchased and securities sold under
       agreements to repurchase                                        (2,966,169)        250,000
      FHLB advances                                                      (400,000)       (600,000)
      Payable to Parent and affiliated companies                           (8,031)         26,176
   Issuance of preferred stock                                            200,000              --
   Payment of dividends                                                   (37,000)       (215,000)
                                                                    -------------   -------------
            Net cash used for financing activities                     (4,532,292)     (4,549,242)
                                                                    -------------   -------------
   Increase in cash, due from banks and cash equivalents                1,212,460       1,338,756
   Cash, due from banks and cash equivalents,
    beginning of year                                                     146,191         722,527
                                                                    -------------   -------------
   Cash, due from banks and cash equivalents, end of period         $   1,358,651   $   2,061,283
                                                                    =============   =============

--------------------------------------------------------------------------------
The accompanying notes are an integral part of these consolidated financial statements (unaudited).
                                      - 4 -

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (continued)
--------------------------------------------------------------------------------
(Dollars in thousands)
                                                         Six Months Ended
                                                      June 27,        June 28,
                                                       2003            2002
                                                    ------------    ------------
Supplemental Disclosures of Cash Flow Information Cash paid during the period for:
      Interest                                      $    226,584    $    449,819
      Income taxes                                  $    256,202    $    164,563
                                                         Six Months Ended
                                                      June 27,        June 28,
                                                       2003            2002
                                                    ------------    ------------
Supplemental Disclosures of Noncash Investing
 and Financing Activities:
Unsettled purchases of securities                   $  1,031,231    $  1,553,857
Transfer of available-for-sale securities
 to trading                                         $         --    $    479,441
Dividends declared and unpaid                       $     40,000    $    300,000
--------------------------------------------------------------------------------
The accompanying notes are an integral part of these consolidated financial statements (unaudited).
                                      - 5 -

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarter and Year-to-Date Periods Ended June 27, 2003 and June 28, 2002
--------------------------------------------------------------------------------
(Dollars in thousands)
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     For a complete discussion of Merrill Lynch Bank USA's ("MLBUSA" or the
     "Bank") accounting policies, refer to the Bank's 2002 Consolidated
     Financial Statements.
     Principles of Consolidation and Basis of Presentation - The consolidated financial statements of the Bank include the accounts of MLBUSA and its wholly owned subsidiaries, Merrill Lynch Credit Corporation ("MLCC"),
     Merrill Lynch Business Financial Services, Inc. ("MLBFS"), Merrill Lynch
     Commercial Finance Corp. ("MLCFC"), Merrill Lynch Utah Investment
     Corporation ("MLUIC"), Merrill Lynch NJ Investment Corporation ("MLNJIC"),
     Merrill Lynch Community Development Company, L.L.C. ("MLCDC"), Merrill
     Lynch Equipment Finance LLC (MLEF), and H/T A-l, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation. Although the interim amounts are unaudited, they do reflect all adjustments that, in the opinion of management, are necessary for the fair statement of the consolidated financial statements for the interim periods. All such adjustments are of a normal, recurring nature. These unaudited consolidated financial statements should be read in conjunction with the Bank's audited 2002 Consolidated Financial Statements. The nature of MLBUSA's business is such that the results of any interim period are not necessarily indicative of results for a full year. In presenting the consolidated financial statements, management makes estimates that affect the reported amounts and disclosures in the financial statements.
     Estimates, by their nature, are based on judgment and available information. Therefore, actual results could differ from those estimates and could have a material impact on the consolidated financial statements, and it is possible that such changes could occur in the near term. Certain reclassifications have been made to prior period financial statements, where appropriate, to conform to the current period presentation.
     MLBUSA's fiscal quarters end on the last Friday in March, June, September, and December. Non-Hedging Derivatives--Derivative contracts acquired as economic hedges of non-trading assets or liabilities that cannot be accounted as hedges pursuant to SFAS 133, Accounting for Derivative
     Instruments and Hedging Activities, are considered non-hedging derivatives.
     Non-hedging derivatives are reported in derivative assets and derivative liabilities at fair value. Changes in non-hedging derivative fair values, as well as cash flows associated with the derivatives, are reported as a gain or loss on nonhedging derivatives.
     Mortgage Loan Servicing - The servicing rights of residential mortgage loans are sold upon origination by MLBUSA to a third party. The portion of future cash flows from a residential mortgage loan that are considered sold as servicing are excluded from interest income in periods subsequent to the sale. Accordingly, MLBUSA does not recognize servicing expenses for these residential mortgage loans. This accounting practice has been consistently applied in all reported periods in these financial statements and the
     Bank's 2002 consolidated financial statements.
     Provision for Credit Losses - The provision for credit losses includes amounts for both the provision for loan losses and the provision for unfunded commitments. Refer to Note 1 of the Bank's 2002
                                       -6-

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarter and Year-to-Date Periods Ended June 27, 2003 and June 28, 2002
--------------------------------------------------------------------------------
     Consolidated Financial Statements for disclosures of the methodologies to calculate the provision for loan losses and the provision for unfunded commitments. The related allowance for loan losses and allowance for unfunded commitments are reported separately as a component of loans and other liabilities, respectively.
     Recently Issued Accounting Pronouncements - Financial Accounting Standards
     Board ("FASB") Interpretation No. ("FIN") 45, Guarantor's Accounting and
     Disclosure Requirements for Guarantees, Including Indirect Guarantees of
     Indebtedness of Others - an interpretation of FASB Statements No. 5, 57, and 107 and rescission of FASB Interpretation No. 34, requires the guarantor to recognize, at the inception of the guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. It also requires guarantors to disclose their obligations under certain guarantees. MLBUSA adopted the recognition provisions of FIN 45 at the beginning of fiscal 2003 without a material effect on the consolidated financial statements. See Note 8 of these financial statements for these disclosures.
     FIN 46, Consolidation of Certain Variable Interest Entities - an
     interpretation ofARB No. 51, requires that an entity consolidate a variable interest entity ("VIE") if the first entity has a variable interest that will absorb a majority of the VIE's expected losses, receive a majority of the VIE's expected residual returns, or both. A VIE is an entity in which equity investors do not have characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 does not apply to qualifying special purpose entities, commonly referred to as QSPEs, the accounting for which is governed by
     Statement of Financial Accounting Standards ("SFAS") No. 140, Accounting
     for Transfers and Servicing of Financial Assets and Extinguishments of
     Liabilities-A Replacement of FASB Statement No. 125. MLBUSA adopted FIN 46 on February 1,2003 for newly created VIEs and will adopt FIN 46 for existing VIEs as of the third quarter of 2003. The effect of adopting FIN
     46 for transactions occurring on or after February 1,2003 is disclosed in
     Note 7 of these financial statements. The adoption of FIN 46 for transactions occurring prior to February 1,2003 is not expected to have a material impact on MLBUSA's consolidated financial statements. In April
     2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on
     Derivative Instruments and Hedging Activities. SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. The new guidance amends SFAS No. 133 for decisions made as part of the Derivatives Implementation Group process that effectively required amendments to SFAS No. 133, and decisions made in connection with other FASB projects dealing with financial instruments and in connection with implementation issues raised in relation to the application of the definition of a derivative and characteristics of a derivative that contains financing components. In addition, it clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. SFAS No. 149 is effective for contracts entered into or modified after June 30,2003 and for hedging relationships designated after June 30,2003. The adoption of SFAS No. 149 is not expected to have a material impact on MLBUSA's consolidated financial statements.
                                      - 7 -

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarter and Year-to-Date Periods Ended June 27, 2003 and June 28, 2002
--------------------------------------------------------------------------------
     SFAS No. 150, Accounting for Certain Financial Instruments with
     Characteristics of both Liability and Equity, was issued in May 2003. SFAS
     No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liability and equity in its statement of financial position. SFAS No. 150 is effective for the Bank for new or modified financial instruments beginning June
     1,2003, and for existing instruments beginning June 28,2003. The adoption of SFAS 150 is not expected to have a material impact on MLBUSA's consolidated financial statements.
2. SECURITIES
     Securities are summarized as follows:

                                                                   June 27, 2003
                                      -------------------------------------------------------------
                                                          Gross           Gross
                                        Amortized       Unrealized      Unrealized      Estimated
                                           Cost           Gains           Losses        Fair Value

Available-for-sale
   Asset-backed securities            $  19,632,632   $      81,893   $    (129,932)  $  19,584,593
   Mortgage-backed securities             5,750,620         550,721          (2,539)      6,298,802
   U.S. Treasury                          2,488,684              77         (12,721)      2,476,040
   Corporate debt securities              1,031,084          39,994            (111)      1,070,967
   Non-U.S. governments and agencies        685,259           1,594          (1,361)        685,492
   Other                                     59,523              77              --          59,600
                                      -------------   -------------   -------------   -------------
   Total                              $  29,647,802   $     674,356   $    (146,664)  $  30,175,494
                                      =============   =============   =============   =============

                                                               December 27, 2002
                                      -------------------------------------------------------------
                                                          Gross           Gross
                                        Amortized       Unrealized      Unrealized      Estimated
                                           Cost           Gains           Losses        Fair Value

Available-for-sale
   Asset-backed securities             $ 25,643,663   $     132,244   $     (71,437)  $  25,704,470
   Mortgage-backed securities             7,019,502         649,314          (2,993)      7,665,823
   U.S. Treasury                          2,226,105           1,911              --       2,228,016
   Corporate debt securities              1,813,438          88,917          (2,597)      1,899,758
   U.S. government agencies               3,005,157          92,730              --       3,097,887
   Other                                     59,523             767              --          60,290
                                       ------------   -------------   -------------   -------------
   Total                               $ 39,767,388   $     965,883   $     (77,027)  $  40,656,244
                                       ============   =============   =============   =============

At June 27, 2003 and December 27, 2002, $1,031,231 and $166,404, respectively, of security purchases were unsettled.
                                       -8-

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarter and Year-to-Date Periods Ended June 27, 2003 and June 28, 2002
--------------------------------------------------------------------------------
     The activity from sales of securities is summarized as follows:
                          Three Months Ended            Six Months Ended
                        June 27,      June 28,       June 27,      June 28,
                          2003          2002           2003          2002
                     -------------  ------------  -------------  -------------
Available-for-sale
Proceeds             $   8,527,590  $  6,363,364  $  17,487,761  $  11,864,172
Realized gains              49,731        50,509         73,374         58,655
Tax provision               17,561        19,493         25,824         23,046
Trading
Proceeds             $  18,320,951  $    129,297  $  25,905,963  $     251,148
Realized gains              12,926         1,989         13,078          3,129
Tax provision                5,122           791          5,176          1,244
     The change in net unrealized gain (loss) on securities included in other comprehensive income represents the sum of the net unrealized holding gains
     (losses) and reclassification adjustments of securities net of the hedge accounting effects. Reclassification adjustments are amounts recognized in net earnings during the current period that had been part of other comprehensive income in the previous period. The components of the net change are summarized as follows:
                                 Three Months Ended      Six Months Ended
                                June 27,    June 28,    June 27,    June 28,
                                  2003        2002        2003        2002
                               ----------  ----------  ----------  ----------
Net unrealized holding gains
 (losses) arising during the
 period, net of taxes          $  (47,431) $   (7,702) $  (47,498) $   33,688
Reclassification adjustment
 for gains included in
 net earnings, net of taxes        27,164      14,346      35,378      17,381
                               ----------  ----------  ----------  ----------
Net change                     $  (20,267) $    6,644  $  (12,120) $   51,069
                               ==========  ==========  ==========  ==========
                                      - 9 -

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarter and Year-to-Date Periods Ended June 27, 2003 and June 28, 2002
--------------------------------------------------------------------------------
     The maturity schedule of all available-for-sale securities at amortized cost and estimated fair values is presented below. The distribution of mortgage-backed and asset-backed securities is based on contractual maturities. Actual maturities may differ because the issuer may have the right to call or prepay the obligations.
                                               June 27, 2003
                                        ----------------------------
                                          Amortized      Estimated
                                            Cost         Fair Value
Due in one year or less                 $   1,007,861  $     980,475
Due after one year through five years      10,451,053     10,554,091
Due after five years through ten years      9,770,703      9,831,332
Due after ten years                         8,418,185      8,809,596
                                        -------------  -------------
Total                                   $  29,647,802  $  30,175,494
                                        =============  =============
     As of June 27, 2003, certain available-for-sale securities had suffered a decline in value of approximately $100 million. Accordingly, this amount has been charged to accumulated other comprehensive loss on the consolidated balance sheet. These investments will continue to be monitored for impairment, and should it be determined that the impairment to these investments is other than temporary, a charge will be made to earnings.
3. LOANS HELD FOR SALE
     Loans held for sale consist of the following:
                               June 27,       December 27,
                                2003             2002
                            -------------    -------------
Residential mortgages       $   3,955,409    $   3,180,499
Automobile loans                  956,149               --
Commercial loans                   74,319          171,544
Leases                              4,394               --
Deferred expenses, net             22,887            8,498
                            -------------    -------------
Total                       $   5,013,158    $   3,360,541
                            =============    =============
                                     - 10 -

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarter and Year-to-Date Periods Ended June 27, 2003 and June 28, 2002
--------------------------------------------------------------------------------
4. LOANS RECEIVABLE
     Loans receivable are summarized as follows:
                               June 27,       December 27,
                                2003             2002
                            -------------    -------------
Consumer
Residential mortgages       $  10,668,710    $  11,740,774
Residential construction          521,854          421,809
Securities-based                1,263,579        1,154,327
Delayed debit                      47,000           13,382
Unsecured                           4,608            5,842
                            -------------    -------------
   Total consumer              12,505,751       13,336,134
Commercial
Commercial and industrial       4,161,007        3,057,754
Asset-based                     4,136,101        2,420,882
Real estate                     1,595,511        1,087,320
Securities-based                1,100,149        1,038,750
Unsecured                         592,057          652,922
Lease financing                   171,309           96,690
Other                              74,207           56,756
                            -------------    -------------
   Total commercial            11,830,341        8,411,074
                            -------------    -------------
                               24,336,092       21,747,208
Deferred fees, net                (53,730)         (24,535)
                            -------------    -------------
Total                       $  24,282,362    $  21,722,673
                            =============    =============
     The principal balance of nonaccruing loans was approximately $208,455 and
     $155,728 at June 27,2003 and December 27,2002, respectively.
                                     - 11 -

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarter and Year-to-Date Periods Ended June 27, 2003 and June 28, 2002
--------------------------------------------------------------------------------
     Information pertaining to impaired loans is summarized as follows:
                             June 27,      June 28,
                              2003          2002
                            ----------    ----------
Impaired loans with an
 allowance for loan loss    $  208,455    $  158,855
Impaired loans without an
 allowance for loan loss            --            --
                            ----------    ----------
Total                       $  208,455    $  158,855
                            ==========    ==========
Allowance for loan losses
 related to impaired loans  $   45,584    $   37,989
                            ==========    ==========
                                   Three Months Ended       Six Months Ended
                                  June 27,    June 28,    June 27,    June 28,
                                    2003        2002        2003        2002
                                 ----------  ----------  ----------  ----------
Average investment
 in impaired loans               $  197,925  $  153,345  $  190,739  $  150,528
                                 ==========  ==========  ==========  ==========
Interest income recognized on
 impaired loans                  $      663  $      926  $    1,423  $    1,687
                                 ==========  ==========  ==========  ==========
Interest income recognized on a
 cash basis on impaired loans    $      674  $      220  $    1,007  $      400
                                 ==========  ==========  ==========  ==========
                                     - 12 -

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarter and Year-to-Date Periods Ended June 27, 2003 and June 28, 2002
--------------------------------------------------------------------------------
5.   ALLOWANCE FOR LOAN LOSSES AND ALLOWANCE FOR UNFUNDED LOAN COMMITMENTS
     Changes in the allowance for loan losses are summarized as follows:
                                   Three Months Ended       Six Months Ended
                                  June 27,    June 28,    June 27,    June 28,
                                    2003        2002        2003        2002
                                 ----------  ----------  ----------  ----------
Balance, beginning of period     $  132,608  $  122,548  $  128,951  $   99,231
Provision for loan losses             8,049      15,553      20,788      61,061
Charge-offs, net of recoveries       (7,189)     (5,716)    (16,271)    (27,907)
                                 ----------  ----------  ----------  ----------
Balance, end of period           $  133,468  $  132,385  $  133,468  $  132,385
                                 ==========  ==========  ==========  ==========
     Effective January 1,2003, the Bank purchased an insurance policy which covers credit losses sustained by the Bank through January 1,2005 to a loss cap amount on approximately $8,700,000 of the residential mortgage loan portfolio. As a result of purchasing the insurance policy, the Bank's provision for loan losses was reduced by approximately $15,000 in the six months ended June 27,2003.
     Changes in the allowance for unfunded loan commitments are summarized as follows:
                                   Three Months Ended       Six Months Ended
                                  June 27,    June 28,    June 27,    June 28,
                                    2003        2002        2003        2002
                                 ----------  ----------  ----------  ----------
Balance, beginning of period     $   54,448  $   81,888  $   55,550  $   73,344
Net provision                         8,158      16,272       7,056      24,816
                                 ----------  ----------  ----------  ----------
Balance, end of period           $   62,606  $   98,160  $   62,606  $   98,160
                                 ==========  ==========  ==========  ==========
                                     - 13 -

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarter and Year-to-Date Periods Ended June 27, 2003 and June 28, 2002
--------------------------------------------------------------------------------
6. BORROWED FUNDS
     Federal Funds Purchased and Securities Sold Under Agreements to Repurchase
     Federal funds purchased were $296,000 and $840,000 at June 27,2003 and
     December 27,2002, respectively. Securities sold under agreements to repurchase were $3,200,914 and $5,623,083 at June 27, 2003 and December
     27,2002, respectively. The weighted average interest rate for the six months ended June 27,2003 for Federal Funds and securities sold under agreements to repurchase were 1.25% and 1.20%, respectively, and for the year ended December 27,2002 were 1.65% and 1.36%, respectively.
     Advances from FHLB
     Collateral levels prescribed by the FHLB amounted to $2,650 and $485,000 at
     June 27,2003 and December 27,2002, respectively. The interest rates charged by the FHLB for advances vary depending upon maturity and the purpose of the borrowing.
     Scheduled maturities of advances from FHLB were as follows:

                                           June 27, 2003                 December 27, 2002
                                                Weighted Average                 Weighted Average
                                     Amount      Interest Rates       Amount      Interest Rates
                                   ----------   ----------------   -----------   ----------------

Due within one year                $       --                 --   $   400,000               1.31%
After one but within three years        2,200               5.29%        2,200               5.29%
                                   ----------                      -----------
                                   $    2,200                      $   402,200
                                   ----------                      -----------

7. TRANSACTIONS WITH VARIABLE INTEREST ENTITIES
     In January 2003, the FASB issued FIN 46, which clarifies the application of
     Accounting Research Bulletin No. 51, Consolidated Financial Statements, for
     enterprises that have interests in entities that meet the definition of a variable interest entity (VIE). A VIE is an entity in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. In the normal course of business, MLBUSA acts as a derivative counterparty, investor, guarantor, and/or liquidity provider to various
     VIEs. MLBUSA adopted FIN 46 on February 1,2003 for VIEs with which MLBUSA became involved after January 31,2003.
     Since adoption of FIN 46, MLBUSA has entered into a transaction with a VIE for which MLBUSA was deemed the primary beneficiary and must consolidate the VIE. Specifically, MLBUSA has made a $4,400 loan to a VIE that invests in leases, and the assets of the VIE total approximately $4,400. Holders of the beneficial interest in this VIE have no recourse to the general credit of MLBUSA; rather their investment is paid exclusively from the assets held by the VIE.
                                     - 14 -

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarter and Year-to-Date Periods Ended June 27, 2003 and June 28, 2002
--------------------------------------------------------------------------------
     In addition, MLBUSA did not enter into any transactions that gave rise to significant variable interests in VIEs subsequent to February 1,2003.
8.   COMMITMENTS, CONTINGENCIES, AND GUARANTEES Commitments
     In the normal course of business, the Bank enters into a number of off-balance sheet commitments. These commitments expose the Bank to varying degrees of credit risk, interest rate risk, and liquidity risk, and are subject to the same credit and risk limitation reviews as those recorded on the consolidated balance sheet.
     Credit Extension
     The Bank enters into commitments to extend credit, standby letters of credit, and commercial letters of credit to meet the financing needs of its customers. A summary of the Bank's unfunded commitments to extend credit follows:
                                          June 27,       December 27,
                                            2003            2002
                                        ------------   ---------------
Back-up lines of credit                 $  9,682,412   $     6,541,013
Unused credit lines on open-end loans      3,063,013         2,759,039
Business loans                             3,381,816         2,749,778
Secured commercial loans                   3,725,946         2,281,871
Mortgage loans                             1,649,824         1,612,782
Standby letters of credit                    324,422           799,944
Loans collaterized by securities             819,597           623,089
Other                                        304,169             6,560
                                        ------------   ---------------
Total                                   $ 22,951,199   $    17,374,076
                                        ============   ===============
     Commitments to extend credit are legally binding, generally have specified rates and maturities, and are for specified purposes. The Bank manages the credit risk on these commitments by subjecting these commitments to normal credit approval and monitoring processes.
                                     - 15 -

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarter and Year-to-Date Periods Ended June 27, 2003 and June 28, 2002
--------------------------------------------------------------------------------
     Unfunded commitments to extend credit have contractual remaining maturities at June 27,2003 as follows:
                                            Expires in
                           ---------------------------------------------------
                                           After 1      After 3
                              1 Year       Through      Through       After
                             or Less       3 Years      5 Years      5 Years
                           ------------  -----------  -----------  -----------
Back-up lines of credit    $  6,020,839  $ 1,599,272  $ 2,062,301  $        --
Unused credit lines on
 open-end loans                 286,024      716,672      310,502    1,749,815
Business loans                1,572,668      775,873      815,231      218,044
Secured commercial loans      2,986,152      173,571      206,855      359,368
Mortgage loans                1,649,824           --           --           --
Standby letters of credit       282,414       34,468        7,540           --
Loans collaterized by
 securities                      74,445      116,980      430,520      197,652
Other                             3,689      300,267          213           --
                           ------------  -----------  -----------  -----------
Total                      $ 12,876,055  $ 3,717,103  $ 3,833,162  $ 2,524,879
                           ------------  -----------  -----------  -----------
     Contingencies
     The Bank and its subsidiaries are involved in various legal proceedings arising out of, and incidental to, their respective businesses. Management of the Bank, based on its review with counsel of development of these matters to date, considers that the aggregate loss resulting from the final outcome, if any, of these proceedings should not be material to the Bank's consolidated financial condition or results of operations.
                                     - 16 -

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarter and Year-to-Date Periods Ended June 27, 2003 and June 28, 2002
--------------------------------------------------------------------------------
     Guarantees
     MLBUSA provides guarantees to counterparties in the form of standby letters of credit. Standby letters of credit are obligations issued by the Bank to a third party where the Bank promises to pay the third party in the event of some defined failure by the Bank's customer. MLBUSA has also entered into a guarantee with a SPE in the form of a total return swap. The total return swap guarantees that the SPE's assets will be equal to a specified price at maturity of the swap.
     These guarantees are summarized at June 27,2003 as follows:
                                 Maximum
                                  Payout/      Carrying      Value of
    Type of Guarantee            Notional        Value      Collateral
--------------------------      ----------    ----------   ------------
Standby letters of credit       $  324,423    $   (1,225)  $    269,351(a),(b)
Total return swap with SPE          25,000(c) $       37   $         --
(a)  Marketable securities delivered by customers to MLBUSA collateralize up to
     $ 269,351 of the standby letters of credit.
(b)  In the event MLBUSA funds the standby letters of credit, the Bank has recourse to customers on whose behalf the Bank issued the standby letter of credit in the amount of $ 55,071.
(c)  The notional amount of the total return swap is provided rather than the maximum payout amount, although the notional value should not be considered as a substitute for maximum payout.
Expiration information for these contracts is as follows:
                                  Maximum        Less than
    Type of Guarantee         Payout/Notional      1 Year   1-3 years  4-5 years
--------------------------    ---------------    ---------  ---------  ---------
Standby letters of credit     $       324,423    $ 281,235  $  35,648  $   7,540
Total return swap with SPE    $        25,000(a) $      --  $  25,000  $      --
(a)  The notional amount of the total return swap is provided rather than the maximum payout amount, although the notional value should not be considered as a substitute for maximum payout.
                                     - 17 -

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarter and Year-to-Date Periods Ended June 27, 2003 and June 28, 2002
--------------------------------------------------------------------------------
9. CAPITAL REQUIREMENTS
     MLBUSA is subject to various regulatory capital requirements administered by U.S. Federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on MLBUSA's consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, MLBUSA must meet specific capital guidelines that involve quantitative measures of MLBUSA's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. MLBUSA's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.
     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of Total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital to average assets
     (as defined). Management believes, as of June 27,2003 and December 27,2002, that the Bank meets all capital adequacy requirements to which it is subject.
     As of June 27,2003, the most recent notification from the Federal Deposit
     Insurance Corporation categorized MLBUSA as "well capitalized" under the regulatory framework for prompt corrective action. To be categorized as
     "well capitalized," MLBUSA must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed MLBUSA's category.
     The Bank's actual capital amounts and ratios are presented in the following table:

                                                                                          Minimum
                                                                                         To Be "Well
                                                                                     Capitalized" Under
                                                               Minimum for Capital    Prompt Corrective
                                                Actual          Adequacy Purposes     Action Provisions
--------------------------------------------------------------------------------------------------------
                                            Amount     Ratio      Amount     Ratio      Amount     Ratio
                                         -----------   -----   -----------   -----   -----------   -----

June 27,2003
Total capital (Tier 1 + Tier 2)
 to risk - weighted assets               $ 4,519,455   12.60%  $ 2,868,420     8.0%  $ 3,585,525    10.0%
Tier I capital to risk-weighted assets   $ 4,323,346   12.06%  $ 1,434,210     4.0%  $ 2,151,315     6.0%
Tier I capital to average assets         $ 4,323,346    6.42%  $ 2,693,178     4.0%  $ 3,366,473     5.0%
December 27,2002
Total capital (Tier 1 + Tier 2)
 to risk - weighted assets               $ 3,924,379   12.04%  $ 2,606,815     8.0%  $ 3,258,519    10.0%
Tier I capital to risk-weighted assets   $ 3,739,533   11.48%  $ 1,307,407     4.0%  $ 1,955,111     6.0%
Tier I capital to average assets         $ 3,739,533    5.35%  $ 2,793,523     4.0%  $ 3,491,903     5.0%

                                     - 18 -

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarter and Year-to-Date Periods Ended June 27, 2003 and June 28, 2002
--------------------------------------------------------------------------------
10. DERIVATIVES
     MLBUSA uses derivative instruments to manage its interest rate risk position. The types of derivative instruments used and the accounting for those instruments are discussed in Note 1 in the Bank's 2002 Consolidated
     Financial Statements. MLBUSA's derivative positions at June 27,2003 and
     December 27, 2002 were as follows:

                                                Notional     Fair Value      Notional      Fair Value
                                              ------------   -----------   ------------   ------------

Interest rate swaps (Bank receives fixed/pays floating):
   One year or less                           $  9,203,978   $    78,683   $  2,150,000   $     29,104
   One to two years                              2,227,961        13,699        253,978         11,904
   Two to three years                            3,900,000        (7,883)            --             --
   Three to four years                              14,418          (529)     1,500,000         17,848
   Four to five years                              343,824         3,496        156,809          1,478
   Greater than five years                         290,000         2,942        320,000         10,542
                                              ------------   -----------   ------------   ------------
Total                                         $ 15,980,181   $    90,408   $  4,380,787   $     70,876
                                              ============   ===========   ============   ============
Interest rate swaps (Bank receives floating/pays fixed):
   One year or less                           $    748,200   $   (15,758)  $  1,253,571   $    (26,792)
   One to two years                              1,560,966       (52,081)     2,812,951       (100,119)
   Two to three years                            1,903,500       (52,877)     1,562,190        (82,955)
   Three to four years                             630,100       (20,809)     1,494,964        (70,232)
   Four to five years                            2,474,072        13,324      3,942,035        (96,480)
   Greater than five years                       4,083,004      (546,010)     4,633,791       (714,908)
                                              ------------   -----------   ------------   ------------
Total                                         $ 11,399,842   $  (674,211)  $ 15,699,502   $ (1,091,486)
                                              ============   ===========   ============   ============
Interest rate swaps (Bank receives basis/pays floating):
   One year or less                           $     15,000   $     1,891   $     26,200   $     (1,423)
   One to two years                                     --            --         15,000         (2,033)
                                              ------------   -----------   ------------   ------------
Total                                         $     15,000   $     1,891   $     41,200   $     (3,456)
                                              ============   ===========   ============   ============
Interest rate options:
   One year or less                           $  5,400,000   $      (450)  $     17,500   $        875
                                              ============   ===========   ============   ============
Credit default swaps:
   One year or less                           $    140,000   $       526   $    365,000   $        121
   One to two years                                225,000         1,658        242,500          5,683
   Two to three years                              189,000         2,829        177,500          5,832
   Three to four years                             576,000        16,057        306,000         12,933
   Four to five years                              796,933        (2,363)       977,000         49,924
   Greater than five years                          35,000           128             --             --
                                              ------------   -----------   ------------   ------------
Total                                         $  1,961,933   $    18,835   $  2,068,000   $     74,493
                                              ============   ===========   ============   ============
Foreign exchange forward contracts:
   One year or less                           $  1,290,918   $     5,086   $    283,210   $     (7,829)
                                              ============   ===========   ============   ============
To-be-announced security forward contracts:
   One year or less                           $    375,000   $       381   $    575,000   $     (5,805)
                                              ============   ===========   ============   ============
Rate-locked mortgage loan pipeline
   One year or less                           $    537,099   $     4,512
                                              ============   ===========
Weighted average receivable interest rate             1.36%                       2.08%
Weighted average payable interest rate               (2.25)%                      (4.20)%

                                     ******
                                     - 19 -

MERRILL LYNCH
BANK USA
(A Wholly Owned Subsidiary of
Merrill Lynch & Co., Inc.)
Consolidated Financial Statements (Unaudited) for
the Quarter and Year-to-Date Periods Ended
September 26, 2003 and September 27, 2002

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)
TABLE OF CONTENTS
--------------------------------------------------------------------------------
                                                                            Page
FINANCIAL STATEMENTS (Unaudited):
   Consolidated Balance Sheets                                                 1
   Consolidated Statements of Earnings                                         2
   Consolidated Statements of Changes in Stockholder's Equity                  3
   Consolidated Statements of Cash Flows                                     4-5
   Notes to Consolidated Financial Statements                               6-20

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)
CONSOLIDATED BALANCE SHEETS (Unaudited)
-----------------------------------------------------------------------------
(Dollars in thousands, except share amounts)
                                                 September 26,   December 27,
                                                    2003            2002
                                                 -------------   ------------
Assets
Cash and due from banks                          $     359,869   $     21,191
Cash equivalents                                     2,234,925        125,000
Trading assets                                       1,618,623        594,530
Securities                                          31,329,967     40,656,244
Loans held for sale                                  4,406,927      3,360,541
Loans receivable                                    25,376,666     21,722,673
Allowance for loan and lease losses                   (136,726)      (128,951)
                                                 -------------   ------------
Loans receivable, net                               25,239,940     21,593,722
Accrued interest receivable                            162,994        233,405
Investment in Federal Home Loan Bank stock             114,697         75,749
Property and equipment, net                             42,412         39,820
Cash delivered to collateralize derivative
 obligations                                           354,809        864,262
Unsettled securities receivable                        237,925         10,088
Other assets                                           680,052        597,069
                                                 -------------   ------------
      Total assets                               $  66,783,140   $ 68,171,621
                                                 -------------   ------------
Liabilities and Stockholder's Equity
Liabilities
   Interest bearing deposits                     $  53,509,191   $ 55,700,812
   Federal funds purchased and securities
    sold under agreements to repurchase              7,249,665      6,463,083
   Advances from Federal Home Loan Bank                  2,200        402,200
   Accrued interest payable                             23,549         35,525
   Payable to Parent and affiliated companies          138,911        147,193
   Derivative liabilities                              363,571      1,021,585
   Unsettled securities payable                        521,167        166,404
   Other liabilities                                   504,118        528,071
                                                 -------------   ------------
      Total liabilities                             62,312,372     64,464,873
Stockholder's equity
   Preferred stock, 6% noncumulative, par
    value $1,000; 1,000,000 shares
    authorized, issued, and outstanding              1,000,000        800,000
   Common stock, par value $1; 1,000,000
    shares authorized, issued, and
    outstanding                                          1,000          1,000
   Paid-in capital                                   2,367,649      2,367,649
   Retained earnings                                 1,119,732        570,940
   Accumulated other comprehensive loss,
    net of tax                                         (17,613)       (32,841)
                                                 -------------   ------------
      Total stockholder's equity                     4,470,768      3,706,748
                                                 -------------   ------------
Total liabilities and stockholder's equity       $  66,783,140   $ 68,171,621
                                                 -------------   ------------
--------------------------------------------------------------------------------
The accompanying notes are an integral part of these consolidated financial statements (unaudited).
                                      - 1 -

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)
CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)
--------------------------------------------------------------------------------
(Dollars in thousands)

                                                            Three Months Ended                Nine Months Ended
                                                       September 26,   September 27,   September 26,   September 27,
                                                           2003            2002          2003              2002
                                                       -------------   -------------   -------------   -------------

Interest income:
   Loans receivable                                    $     267,351   $     223,813   $     768,358   $     535,125
   Mortgage-backed and asset-backed securities               107,490         241,563         402,942         767,728
   U.S. Treasury and government agency securities             26,077          15,429          48,326          17,269
   Corporate and other debt securities                        13,418          11,635          30,812          39,710
   Trading assets                                             13,069          26,228          25,632         115,232
   Federal funds sold, securities purchased
    under agreements to resell, and cash equivalents           3,220           8,366          18,114          20,916
                                                       -------------   -------------   -------------   -------------
      Total interest income                                  430,625         527,034       1,294,184       1,495,980
Interest expense:
   Deposits                                                   59,849         168,389         244,757         546,118
   Federal funds purchased and securities sold
    under agreements to repurchase                            18,701          12,096          47,730          14,252
   Other borrowings                                              557           1,316           1,776           4,773
                                                       -------------   -------------   -------------   -------------
     Total interest expense                                   79,107         181,801         294,263         565,143
                                                       -------------   -------------   -------------   -------------
Net interest income                                          351,518         345,233         999,921         930,837
Provision for (recovery of) credit losses                     17,674         (19,270)         45,517          66,606
                                                       -------------   -------------   -------------   -------------
Net interest income after provision for credit
 losses                                                      333,844         364,503         954,404         864,231
Noninterest income:
   Gain on sale of loans, net                                121,106          29,253         268,252          43,336
   Gain on sale of securities, net                            40,553          45,741         113,927         104,396
   Gain on sale of mortgage servicing assets, net              1,577           4,802           9,143          18,591
   Lines of credit fees                                       72,332          41,502         182,559          97,762
   Servicing and other fees, net                               7,075           6,635          20,338          18,795
   Other than temporary impairment realized                 (114,046)             --        (114,046)             --
   Trading losses, net                                       (21,996)        (16,329)        (17,383)        (54,583)
   Loss on non-hedging derivatives                           (17,793)         (7,091)        (66,011)         (7,091)
   Other                                                      11,229           7,829          36,996          24,327
                                                       -------------   -------------   -------------   -------------
      Total noninterest income                               100,037         112,342         433,775         245,533
Noninterest expenses:
   Compensation and benefits                                  42,974          33,796         131,263          90,865
   Deposit administration fees                                34,500          36,173         104,378         110,750
   Communications and technology                              11,972           7,971          32,854          23,152
   Trust management fees                                       4,643           4,128          13,304          12,278
   Professional fees                                           3,324           3,324           9,482           7,512
   FDIC & state assessments                                    2,673           2,916           8,011           8,412
   Occupancy and related depreciation                          3,087           1,863           7,966           5,009
   Servicing fee expense allocation from affiliates            1,732           2,940           7,861           8,281
   Loan servicing and administration                           3,246           1,201           6,315           3,520
   Other                                                       5,428           7,481          19,401          12,879
                                                       -------------   -------------   -------------   -------------
      Total noninterest expenses                             113,579         101,793         340,835         282,658
                                                       -------------   -------------   -------------   -------------
Earnings before income taxes                                 320,302         375,052       1,047,344         827,106
   Income taxes                                              115,267         132,099         381,552         296,071
                                                       -------------   -------------   -------------   -------------
Net earnings                                           $     205,035   $     242,953   $     665,792   $     531,035
                                                       =============   =============   =============   =============

--------------------------------------------------------------------------------
The accompanying notes are an integral part of these consolidated financial statements (unaudited).
                                      - 2 -

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY (Unaudited)
For the Nine Months Ended September 26, 2003 and September 27, 2002
--------------------------------------------------------------------------------
(Dollars in thousands)

                                                                                                      Accumulated     Total
                                                                                                         Other        Stock-
                                                      Preferred   Common     Paid-in     Retained    Comprehensive   holders
                                                        Stock      Stock     Capital     Earning     Income (Loss)   Equity
                                                     -----------  -------  -----------  -----------  -------------  -----------

Balance, December 28,2001                            $   800,000  $ 1,000  $ 2,367,649  $   403,198  $     (25,444) $ 3,546,403
 Comprehensive income:
   Net earnings                                                                             531,035                     531,035
   Other comprehensive income:
   Net unrealized gains on securities (net of tax)                                                          40,710       40,710
   Deferred losses on cash flow hedges
    (net of tax and reclassification of $33,791
    of gains included in earnings)                                                                         (15,608)     (15,608)
                                                                                                                    -----------
   Total comprehensive income                                                                                           556,137
   Cash dividends declared                                                                                (525,000)    (525,000)
                                                     -----------  -------  -----------  -----------  -------------  -----------
Balance, September 27,2002                           $   800,000  $ 1,000  $ 2,367,649  $   409,233  $        (342) $ 3,577,540
                                                     ===========  =======  ===========  ===========  =============  ===========
Balance, December 27,2002                            $   800,000  $ 1,000  $ 2,367,649  $   570,940  $     (32,841) $ 3,706,748
Comprehensive income:
   Net earnings                                                                             665,792                     665,792
   Other comprehensive income:
      Net unrealized gains on securities
       (net of tax)                                                                                            399          399
      Deferred gains on cash flow
       hedges (net of tax and reclassification
       of $16,647 of gains included in earnings)                                                            14,829       14,829
                                                                                                                    -----------
   Total comprehensive income                                                                                           681,020
   Issuance of preferred stock                           200,000                                                        200,000
   Cash dividends declared                                                                 (117,000)                   (117,000)
                                                     -----------  -------  -----------  -----------  -------------  -----------
   Balance, September 26, 2003                       $ 1,000,000  $ 1,000  $ 2,367,649  $ 1,119,732  $     (17,613) $ 4,470,768
                                                     ===========  =======  ===========  ===========  =============  ===========

--------------------------------------------------------------------------------
The accompanying notes are an integral part of these consolidated financial statements (unaudited).
                                      - 3 -

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
--------------------------------------------------------------------------------
(Dollars in thousands)
                                                        Nine Months Ended
                                                   September 26,  September 27,
                                                       2003           2002
                                                   -------------  -------------
Cash Flows From Operating Activities
   Net earnings                                    $     665,792  $     531,035
   Adjustments to reconcile net earnings to net
    cash used for provided operating activities:
      Provision for credit losses                         45,517         66,606
      Lower of cost or market adjustment on held
       for sale loans                                      5,148             --
      Writedown of other than temporary
       impairment                                        114,046             --
      Gain on sale of securities                        (113,927)      (104,396)
      Deferred income taxes                               (9,057)       (14,488)
      Depreciation and amortization                        8,601          8,639
      Accretion of discount                               63,041         22,271
      Gain on sale of mortgage servicing assets           (9,143)       (18,591)
      Federal Home Loan Bank stock dividend               (4,014)        (2,607)
      Loss on sale of trading assets                      17,383         54,583
      Gain on sale of loans                             (268,252)       (43,336)
      Other                                               (2,001)       (17,901)
      Changes in operating assets and liabilities:
         Origination, purchases, and drawdowns on
          loans held for sale, net of repayments     (18,881,624)   (12,352,294)
         Net proceeds from sales of loans held
          for sale                                    18,056,246      4,673,205
         Purchase of trading securities              (32,331,598)      (578,850)
         Proceeds from the sale and maturity of
          trading securities                          31,303,373      2,644,334
   Net change in:
      Accrued interest receivable                         70,411        (26,929)
      Accrued interest payable                           (11,976)       (46,774)
      Other, net                                         (25,963)       420,816
                                                   -------------  -------------
            Net cash used for operating
             activities                               (1,307,997)    (4,784,677)
Cash Flows From Investing Activities
   Securities:
      Purchases                                      (25,531,367)   (21,118,885)
      Sales                                           27,135,597     22,575,787
      Maturities                                       7,005,130      6,717,472
   Net change in:
         Federal funds sold and securities
          purchased under agreements to resell                --         65,102
         Loans receivable                             (3,721,340)    (2,434,404)
         Cash received from (delivered to)
          counterparties to collaterize
          derivative obligations                         509,453       (791,894)
   Purchase of Federal Home Loan Bank stock              (34,934)       (21,571)
   Proceeds from the sales of mortgage servicing
    assets                                                89,962         98,387
   Purchase of property and equipment                    (10,634)        (9,951)
                                                   -------------  -------------
            Net cash provided by investing
             activities                                5,441,867      5,080,043
Cash Flows From Financing Activities
   Net change in:
      Deposits                                        (2,181,529)    (4,435,913)
      Federal funds purchased and securities sold
       under agreements to repurchase                    786,582      5,044,750
      FHLB advances                                     (400,000)      (600,000)
      Payable (Receivable) to and from Parent and
       affiliated companies                               41,680        (16,317)
   Issuance of preferred stock                           200,000             --
   Payment of dividends                                 (132,000)      (515,000)
                                                   -------------  -------------
         Net cash used for financing activities       (1,685,267)      (522,480)
                                                   -------------  -------------
   Increase (decrease) in cash, due from banks
    and cash equivalents                               2,448,603       (227,114)
   Cash, due from banks and cash equivalents,
    beginning of year                                    146,191        722,527
                                                   -------------  -------------
   Cash, due from banks and cash equivalents,
    end of period                                  $   2,594,794  $     495,413
                                                   =============  =============
-------------------------------------------------------------------------------
The accompanying notes are an integral part of these consolidated financial statements (unaudited).
                                      - 4 -

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (continued)
--------------------------------------------------------------------------------
(Dollars in thousands)
                                                        Nine Months Ended
                                                   September 26,  September 27,
                                                        2003          2002
                                                   -------------  -------------
Supplemental Disclosures of Cash Flow Information Cash paid during the period for:
      Interest                                     $     306,239  $     611,917
      Income taxes                                 $     433,996  $     256,125
                                                        Nine Months Ended
                                                   September 26,  September 27,
                                                        2003          2002
                                                   -------------  -------------
Supplemental Disclosures of Noncash Investing
 and Financing Activities:
Unsettled purchases of securities                  $     521,167  $     649,738
Transfer of available-for-sale securities to
 trading assets                                               --        479,441
Transfer of mortgage loans from trading assets
 to loans held for sale                                       --      1,429,036
Dividends declared and unpaid                             40,000        100,000
--------------------------------------------------------------------------------
The accompanying notes are an integral part of these consolidated financial statements (unaudited).
                                      - 5 -

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarter and Year-to-Date Periods Ended September 26, 2003 and September
27, 2002
--------------------------------------------------------------------------------
(Dollars in thousands)
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     For a complete discussion of Merrill Lynch Bank USA's ("MLBUSA" or the
     "Bank") accounting policies, refer to the Bank's 2002 Consolidated
     Financial Statements.
     Principles of Consolidation and Basis of Presentation - The consolidated financial statements of the Bank include the accounts of MLBUSA and its wholly owned subsidiaries, Merrill Lynch Credit Corporation ("MLCC"),
     Merrill Lynch Business Financial Services, Inc. ("MLBFS"), Merrill Lynch
     Commercial Finance Corp. ("MLCFC"), Merrill Lynch Utah Investment
     Corporation ("MLUIC"), Merrill Lynch NJ Investment Corporation ("MLNJIC"),
     Merrill Lynch Community Development Company, L.L.C. ("MLCDC"), BUSA Funding
     Corporation, Inc ("MLBFC"), and Merrill Lynch Equipment Finance LLC
     ("MLEF"). All significant intercompany accounts and transactions have been eliminated in consolidation. Although the interim amounts are unaudited, they do reflect all normal recurring adjustments that, in the opinion of management, are necessary for the fair statement of the consolidated financial statements for the interim periods.
     These unaudited consolidated financial statements should be read in conjunction with the Bank's audited 2002 Consolidated Financial Statements.
     The nature of MLBUSA's business is such that the results of any interim period are not necessarily indicative of results for a full year. In presenting the consolidated financial statements, management makes estimates that affect the reported amounts and disclosures in the financial statements. Estimates, by their nature, are based on judgment and available information. Therefore, actual results could differ from those estimates and could have a material impact on the consolidated financial statements, and it is possible that such changes could occur in the near term. Certain reclassifications have been made to prior period financial statements, where appropriate, to conform to the current period presentation.
     MLBUSA's fiscal quarters end on the last Friday in March, June, September, and December. Securities--Investments in downside risk preferred stock with specific terms that do not qualify for securities accounting prescribed in
     Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for
     Certain Investments in Debt and Equity Securities (SFAS No. 115), are
     accounted for at cost, and are periodically reviewed for impairment, except to the extent they are hedged with derivatives that qualify as a hedge under SFAS 133, Accounting for Derivative Instruments and Hedging
     Activities. Non-Hedging Derivatives--Derivative contracts acquired as economic hedges of non-trading assets or liabilities that cannot be accounted as hedges pursuant to SFAS 133, Accounting for Derivative
     Instruments and Hedging Activities, are considered non-hedging derivatives.
     Non-hedging derivatives are reported in derivative assets and derivative liabilities at fair value. Changes in non-hedging derivative fair values, as well as cash flows associated with the derivatives, are reported as a gain or loss on non-hedging derivatives.
     Mortgage Loan Servicing - The servicing rights of residential mortgage loans are sold upon origination by MLBUSA to a third party. The portion of future cash flows from residential mortgage loans that are considered sold as servicing are excluded from interest income in periods subsequent to the sale.
                                      - 6 -

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarter and Year-to-Date Periods Ended September 26, 2003 and September
27, 2002
--------------------------------------------------------------------------------
     Accordingly, MLBUSA does not recognize servicing expenses for these residential mortgage loans. This accounting practice has been consistently applied in all reported periods in these financial statements and the
     Bank's 2002 Consolidated Financial Statements.
     Provision for Credit Losses - The provision for credit losses includes amounts for both the provision for loan losses and the provision for unfunded commitments. Refer to Note 1 of the Bank's 2002 Consolidated
     Financial Statements for disclosures of the methodologies to calculate the provision for loan losses and the provision for unfunded commitments. The related allowance for loan losses and allowance for unfunded commitments are reported separately as a component of loans receivable and other liabilities, respectively.
     Recently Issued Accounting Pronouncements - Financial Accounting Standards
     Board ("FASB") Interpretation No. ("FIN") 45, Guarantor's Accounting and
     Disclosure Requirements for Guarantees, Including Indirect Guarantees of
     Indebtedness of Others - an interpretation of FASB Statements No. 5, 57, and 107 and rescission of FASB Interpretation No. 34, requires the guarantor to recognize, at the inception of the guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. It also requires guarantors to disclose their obligations under certain guarantees. MLBUSA adopted the recognition provisions of FIN 45 at the beginning of fiscal 2003. The adoption did not have a material effect on the consolidated financial statements. See Note 8 of these financial statements for these disclosures.
     FIN 46, Consolidation of Certain Variable Interest Entities - an
     interpretation ofARB No. 51, requires that an entity consolidate a variable interest entity ("VIE") if the first entity has a variable interest that will absorb a majority of the VIE's expected losses, receive a majority of the VIE's expected residual returns, or both. A VIE is an entity in which equity investors do not have characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 does not apply to qualifying special purpose entities, commonly referred to as QSPEs, the accounting for which is governed by
     Statement of Financial Accounting Standards ("SFAS") No. 140, Accounting
     for Transfers and Servicing of Financial Assets and Extinguishments of
     Liabilities - A Replacement of FASB Statement No. 125. MLBUSA adopted FIN
     46 on February 1,2003 for newly created VIEs. On October 8,2003, the FASB deferred the effective date for applying FIN 46 to relationships with VIEs commencing before February 1,2003 to periods ending after December 15,2003.
     Accordingly, MLBUSA will adopt FIN 46 for pre-existing transactions, as applicable, in the fourth quarter of 2003. The effect of adopting FIN 46 for transactions occurring on or after February 1,2003 is disclosed in Note
     7 of these financial statements. The adoption of FIN 46 for transactions occurring prior to February 1,2003 is not expected to have a material impact on MLBUSA's consolidated financial statements. In April 2003, the
     FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative
     Instruments and Hedging Activities. SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under
     SFAS No. 133. The new guidance amends SFAS No. 133 for decisions made as part of the Derivatives Implementation Group process that effectively required amendments to SFAS No. 133, and decisions made in connection with other FASB projects dealing with financial instruments and in connection with implementation issues raised in relation to the application of the definition of a derivative and characteristics of a derivative that contains financing components. In addition, it clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. SFAS No. 149 is effective for contracts entered into or modified after June 30,2003 and for hedging
                                      - 7 -

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarter and Year-to-Date Periods Ended September 26, 2003 and September
27, 2002
--------------------------------------------------------------------------------
     relationships designated after June 30,2003. Further, SFAS No. 149 provides clarification on when loan commitments must be accounted for as derivative instruments by the issuer. The Bank's accounting treatment for those loan commitments is consistent with the SFAS No. 149 guidance. The adoption of
     SFAS No. 149 did not have a material impact on MLBUSA's consolidated financial statements.
     SFAS No. 150, Accounting for Certain Financial Instruments with
     Characteristics of both Liability and Equity, was issued May 15,2003. SFAS
     No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liability and equity in its statement of financial position. SFAS No. 150 is effective for the Bank for new or modified financial instruments beginning June 1,
     2003, and for existing instruments beginning June 28, 2003. The adoption of
     SFAS 150 did not have a material impact on MLBUSA's consolidated financial statements.
2. SECURITIES
     Securities on the Consolidated Balance Sheets include certain securities that do not qualify for the accounting prescribed by SFAS No. 115.
     Securities reported on the Consolidated Balance Sheets are as follows:
                           September 26, December 27,
                               2003             2002
                           -------------    -------------
Available-for-sale         $  28,970,582    $  40,656,244
Non-qualifying (1)             2,359,385               --
                           -------------    -------------
Total                      $  31,329,967    $  40,656,244
                           =============    =============
(1)  Security does not qualify for accounting in accordance with SFAS No. 115.
     Information regarding investment securities subject to SFAS No. 115 follows:

                                                 September 26, 2003
                               ------------------------------------------------------
                                                Gross          Gross
                                Amortized     Unrealized    Unrealized    Estimated
                                   Cost         Gains         Losses     Fair Value

Available-for-sale
   Asset-backed securities     $ 16,072,281  $     62,393  $    (42,729) $ 16,091,945
   Mortgage-backed securities     5,161,052       333,884        (5,636)    5,489,300
   U.S. Treasury                  5,926,491         4,691       (13,396)    5,917,786
   Corporate debt securities        699,988        18,358          (456)      717,890
   Non-U.S. governments
    and agencies                    686,669           220        (5,039)      681,850
   Other                             69,522         3,205          (916)       71,811
                               ------------  ------------  ------------  ------------
   Total                       $ 28,616,003  $    422,751  $    (68,172) $ 28,970,582
                               ============  ============  ============  ============

                                       -8-

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarter and Year-to-Date Periods Ended September 26, 2003
and September 27, 2002
--------------------------------------------------------------------------------

                                               December 27, 2002
                               --------------------------------------------------
                                                Gross       Gross
                                 Amortized   Unrealized  Unrealized   Estimated
                                   Cost         Gains      Losses     Fair Value

Available-for-sale
   Asset-backed securities     $ 25,643,663  $  132,244  $  (71,437) $ 25,704,470
   Mortgage-backed securities     7,019,502     649,314      (2,993)    7,665,823
   U.S. Treasury                  2,226,105       1,911          --     2,228,016
   Corporate debt securities      1,813,438      88,917      (2,597)    1,899,758
   U.S. government agencies       3,005,157      92,730          --     3,097,887
   Other                             59,523         767          --        60,290
                               ------------  ----------  ----------  ------------
   Total                       $ 39,767,388  $  965,883  $  (77,027) $ 40,656,244
                               ============  ==========  ==========  ============

At September 26,2003 and December 27,2002, $521,167 and $166,404, respectively, of security purchases were unsettled. The activity from sales of securities is summarized as follows:
                         Three Months Ended             Nine Months Ended
                    September 26,  September 27,  September 26,  September 27,
                        2003           2002           2003           2002
                    -------------  -------------  -------------  -------------
Available-for-sale
Proceeds            $   9,647,837  $  10,711,615  $  27,135,597  $  22,575,787
Realized gains             40,553         45,741        113,927        104,396
Tax provision              14,698         18,149         40,522         41,195
Trading
Proceeds            $   4,579,061  $     752,055  $  30,485,024  $   1,003,203
Realized gains                 81          4,000         13,159          7,129
Tax provision                  33          1,591          5,209          2,835
                                      - 9 -

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarter and Year-to-Date Periods Ended September 26, 2003
and September 27, 2002
--------------------------------------------------------------------------------
     The change in net unrealized gain (loss) on securities included in other comprehensive income represents the sum of the net unrealized holding gains
     (losses) and reclassification adjustments of securities net of the hedge accounting effects. Reclassification adjustments are amounts recognized in net earnings during the current period that had been part of other comprehensive income in the previous period. The components of the net change are summarized as follows:
                         Three Months Ended             Nine Months Ended
                    September 26,  September 27,  September 26,  September 27,
                        2003           2002           2003           2002
                    -------------  -------------  -------------  -------------
Net unrealized
 holding gains
 (tosses) arising
 during the
 period, net of
 taxes              $      64,286  $     (25,824) $      16,788  $       7,863
Reclassification
 adjustment for
 gains (losses)
 included in net
 earnings, net of
 taxes                    (51,766)        15,466        (16,389)        32,847
                    -------------  -------------  -------------  -------------
Net change          $      12,520  $     (10,358) $         399  $      40,710
                    =============  =============  =============  =============
     The maturity schedule of all available-for-sale securities at amortized cost and estimated fair values is presented below. The distribution of mortgage-backed and asset-backed securities is based on contractual maturities. Actual maturities may differ because the issuer may have the right to call or prepay the obligations.
                                                        September 26, 2003
                                                   ----------------------------
                                                     Amortized      Estimated
                                                        Cost        Fair Value
Due in one year or less                            $     250,515  $     254,687
Due after one year through five years                  8,180,408      8,257,193
Due after five years through ten years                12,144,359     12,200,402
Due after ten years                                    8,040,721      8,258,300
                                                   -------------  -------------
Total                                              $  28,616,003  $  28,970,582
                                                   =============  =============
     During the third quarter of 2003, the Bank determined that certain available-for-sale securities were other-than-temporarily impaired.
     Unrealized losses on the securities were included in other comprehensive income at June 27,2003. As a result of its other-than-temporary impairment determination, the Bank recognized a loss of $114,046.
                                     - 10 -

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarter and Year-to-Date Periods Ended September 26, 2003
and September 27, 2002
--------------------------------------------------------------------------------
3. LOANS HELD FOR SALE
     Loans held for sale consist of the following:
                                                   September 26,   December 27,
                                                       2003            2002
                                                   -------------  -------------
Residential mortgages                              $   3,388,652  $   3,180,499
Automobile loans                                         930,937             --
Commercial loans                                          50,202        171,544
Leases                                                    12,882             --
Deferred expenses, net                                    24,254          8,498
                                                   -------------  -------------
Total                                              $   4,406,927  $   3,360,541
                                                   =============  =============
     Loans held for sale are reported in the consolidated financial statements at the lower of cost or market value (LOCOM). The net amount included in other noninterest expenses was $5,148 and $0 at September 26,2003 and
     September 27,2002, respectively.
                                     - 11 -

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarter and Year-to-Date Periods Ended September 26, 2003
and September 27, 2002
--------------------------------------------------------------------------------
4. LOANS RECEIVABLE
     Loans receivable are summarized as follows:
                                                   September 26,   December 27,
                                                       2003            2002
                                                   -------------  -------------
Consumer
Residential mortgages                              $   9,266,861  $  11,740,774
Residential construction                                 545,523        421,809
Securities-based                                       1,049,843      1,154,327
Automobile                                               441,600             --
Delayed debit                                             45,144         13,382
Unsecured                                                  4,470          5,842
                                                   -------------  -------------
   Total consumer                                     11,353,441     13,336,134
Commercial
Commercial and industrial                              4,379,070      3,057,754
Asset-based                                            5,816,858      2,420,882
Real estate                                            1,832,131      1,087,320
Securities-based                                       1,170,436      1,038,750
Unsecured                                                577,843        652,922
Lease financing                                          228,765         96,690
Other                                                     81,087         56,756
                                                   -------------  -------------
Total commercial                                      14,086,190      8,411,074
                                                   -------------  -------------
                                                      25,439,631     21,747,208
Deferred fees, net                                       (62,965)       (24,535)
                                                   -------------  -------------
Total                                              $  25,376,666  $  21,722,673
                                                   =============  =============
     The principal balance of nonaccruing loans was approximately $206,498 and
     $155,728 at September 26, 2003 and December 27,2002, respectively.
                                     - 12 -

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarter and Year-to-Date Periods Ended September 26, 2003
and September 27, 2002
--------------------------------------------------------------------------------
     Information pertaining to impaired loans is summarized as follows:
                                             September 26,      December 27,
                                                  2003             2002
                                            ---------------   ---------------
Impaired loans with an allowance for loan
 loss                                       $       208,558   $       171,748
Impaired loans without an allowance for
 loan loss                                               --                --
                                            ---------------   ---------------
Total                                       $       208,558   $       171,748
                                            ===============   ===============
Allowance for loan losses related to
 impaired loans                             $        45,515   $        33,260
                                            ===============   ===============
                         Three Months Ended              Nine Months Ended
                    September 26,  September 27,   September 26,  September 27,
                        2003           2002            2003           2002
                    -------------  -------------   -------------  -------------
Average investment
 in impaired loans  $     213,977  $     162,967   $     193,471  $     158,023
                    =============  =============   =============  =============
Interest income
 recognized on
 impaired loans     $         576  $         988   $       1,848  $       2,633
                    =============  =============   =============  =============
Interest income
 recognized on a
 cash basis on
 impaired loans     $         427  $         369   $       1,357  $         754
                    =============  =============   =============  =============
                                     - 13 -

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarter and Year-to-Date Periods Ended September 26, 2003
and September 27, 2002
--------------------------------------------------------------------------------
5.   ALLOWANCE FOR LOAN AND LEASE LOSSES AND RESERVE FOR UNFUNDED LOAN
     COMMITMENTS Changes in the allowance for loan and lease losses are summarized as follows:
                         Three Months Ended              Nine Months Ended
                    September 26,  September 27,   September 26,  September 27,
                        2003           2002            2003           2002
                    -------------  -------------   -------------  -------------
Balance, beginning
 of period          $     133,468  $     132,385   $     128,951  $      99,231
Provision for loan
 losses                    12,925          4,778          33,712         65,840
Charge-offs, net
 of recoveries             (9,667)        (5,504)        (25,937)       (33,412)
                    -------------  -------------   -------------  --------------
Balance, end of
 period             $     136,726  $     131,659   $     136,726  $     131,659
                    =============  =============   =============  =============
     Effective January 1, 2003, the Bank purchased an insurance policy which covered a pool of residential mortgage loans of approximately $8,800,000 for credit losses sustained by the Bank through January 1, 2005. As of
     September 26, 2003, this insured pool has a balance of $6,500,000 and the
     Bank's 2003 year-to-date provision for loan losses is approximately $12,500 less than it would be if the Bank did not have the insurance policy.
     Changes in the reserve for unfunded loan commitments (which is included in other liabilities) are summarized as follows:
                         Three Months Ended              Nine Months Ended
                    September 26,  September 27,   September 26,  September 27,
                        2003           2002            2003           2002
                    -------------  -------------   -------------  -------------
Balance, beginning
 of period          $      62,606  $      98,158   $      55,550  $      73,344
Net provision               4,749        (24,048)         11,805            766
Other, net                     10             --              10             --
                    -------------  -------------   -------------  -------------
Balance, end of
 period             $      67,365  $      74,110   $      67,365  $      74,110
                    =============  =============   =============  =============
                                     - 14 -

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarter and Year-to-Date Periods Ended September 26, 2003
and September 27, 2002
--------------------------------------------------------------------------------
6. BORROWED FUNDS
     Federal Funds Purchased and Securities Sold Under Agreements to Repurchase
     Federal funds purchased were $0 and $840,000 at September 26, 2003 and
     December 27, 2002, respectively. Securities sold under agreements to repurchase were $7,249,665 and $5,623,083 at September 26, 2003 and
     December 27, 2002, respectively. The weighted average interest rate for the nine months ended September 26, 2003 for Federal Funds and securities sold under agreements to repurchase were 1.16% and 1.00%, respectively, and for the year ended December 27, 2002 were 1.65% and 1.36%, respectively.
     Advances from FHLB
     Collateral levels prescribed by the FHLB amounted to $2,650 and $485,000 at
     September 26, 2003 and December 27, 2002, respectively. The interest rates charged by the FHLB for advances vary depending upon maturity and the purpose of the borrowing.
     Scheduled maturities of advances from FHLB were as follows:
                                  September 26, 2003      December 27, 2002
                                             Weighted                 Weighted
                                             Average                  Average
                                             Interest                 Interest
                                   Amount     Rates        Amount      Rates
                                  --------   --------   -----------   --------
Due within one year               $     --         --   $   400,000       1.31%
After one but within three
 years                               2,200       5.29%        2,200       5.29%
                                  --------              -----------
                                  $  2,200              $   402,200
                                  ========              ===========
7. TRANSACTIONS WITH VARIABLE INTEREST ENTITIES
     In January 2003, the FASB issued FIN 46, which clarifies the application of
     Accounting Research Bulletin No. 51, Consolidated Financial Statements, for
     enterprises that have interests in entities that meet the definition of a variable interest entity (VIE). A VIE is an entity in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. In the normal course of business, MLBUSA acts as a derivative counterparty, investor, guarantor, and/or liquidity provider to various
     VIEs. MLBUSA adopted FIN 46 on February 1, 2003 for VIEs with which MLBUSA became involved after January 31, 2003.
     Since adoption of FIN 46, MLBUSA has entered into a transaction with a VIE for which MLBUSA was deemed the primary beneficiary and must consolidate the VIE. Specifically, MLBUSA has made a $12,700 loan to a VIE that invests in leases, and the assets of the VIE total approximately $12,900. Holders of the beneficial interest in this VIE have no recourse to the general credit of MLBUSA; rather their investment is paid exclusively from the assets held by the VIE.
                                     - 15 -

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarter and Year-to-Date Periods Ended September 26, 2003
and September 27, 2002
--------------------------------------------------------------------------------
     In addition, MLBUSA did not enter into any transactions that gave rise to significant variable interests in VIEs subsequent to February 1, 2003.
8.   COMMITMENTS, CONTINGENCIES, AND GUARANTEES Commitments
     In the normal course of business, the Bank enters into a number of off-balance sheet commitments. These commitments expose the Bank to varying degrees of credit risk, interest rate risk, and liquidity risk, and are subject to the same credit and risk limitation reviews as those recorded on the consolidated balance sheet.
     Credit Extension
     The Bank enters into commitments to extend credit and commercial letters of credit to meet the financing needs of its customers. A summary of the
     Bank's unfunded commitments to extend credit follows:
                                             September 26,      December 27,
                                                  2003             2002
                                            ---------------   ---------------
Back-up lines of credit                     $     9,850,174   $     6,541,013
Unused credit lines on open-end loans             3,225,888         2,759,039
Business loans                                    3,751,361         2,749,778
Secured commercial loans                          4,081,705         2,281,871
Mortgage loans                                    1,416,682         1,612,782
Loans collaterized by securities                    826,968           623,089
Other                                                25,253             6,560
                                            ---------------   ---------------
Total                                       $    23,178,031   $    16,574,132
                                            ===============   ===============
     Commitments to extend credit are legally binding, generally have specified rates and maturities, and are for specified purposes. The Bank manages the credit risk on these commitments by subjecting these commitments to normal credit approval and monitoring processes.
     Purchases
     At September 26, 2003, the Bank had committed to purchase leases to be originated by a third party finance company in amounts totaling approximately $287,000 over the next three years.
                                     - 16 -

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarter and Year-to-Date Periods Ended September 26, 2003 and
September 27, 2002
--------------------------------------------------------------------------------
     Unfunded commitments to extend credit have contractual remaining maturities at September 26,2003 as follows:

                                                                      Expires in
                                        ---------------------------------------------------------
                                                         After 1        After 3
                                         1 Year or       Through        Through          After
                                            Less         3 Years        5 Years         5 Years
                                        ------------   ------------   ------------   ------------

Back-up lines of credit                    5,185,272   $  2,234,694   $  2,430,208   $         --
Unused credit lines on open-end loans        460,175        632,029        231,570      1,902,114
Business loans                               867,301      1,590,068        997,072        296,920
Secured commercial loans                   3,525,927        378,253        177,525             --
Mortgage loans                             1,416,682             --             --             --
Loans collaterized by securities             103,104         80,443        427,317        216,104
Other                                          3,458         21,582            213             --
                                        ------------   ------------   ------------   ------------
Total                                   $ 11,561,919   $  4,937,069   $  4,263,905   $  2,415,138
                                        ============   ============   ============   ============

     Contingencies
     The Bank and its subsidiaries are involved in various legal proceedings arising out of, and incidental to, their respective businesses. Management of the Bank, based on its review with counsel of development of these matters to date, considers that the aggregate loss resulting from the final outcome, if any, of these proceedings should not be material to the Bank's consolidated financial condition or results of operations.
                                     - 17 -

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarter and Year-to-Date Periods Ended September 26, 2003 and
September 27, 2002
--------------------------------------------------------------------------------
     Guarantees
     MLBUSA provides guarantees to counterparties in the form of standby letters of credit. Standby letters of credit are obligations issued by the Bank to a third party where the Bank promises to pay the third party in the event of some defined failure by the Bank's customer.
     These guarantees are summarized at September 26,2003 as follows:
                               Maximum
                                Payout/        Carrying       Value of
   Type of Guarantee           Notional          Value       Collateral
--------------------------   ------------    ------------   ------------
Standby letters of credit    $    570,264    $    (10,360)  $    241,149(a),(b)
Total return swap with SPE   $     25,000(c) $         25   $         --
(a)  Marketable securities delivered by customers to MLBUSA collateralize up to
     $241,149 of the standby letters of credit.
(b)  In the event MLBUSA funds the standby letters of credit, the Bank has recourse to customers on whose behalf the Bank issued the standby letter of credit in the amount of $68,180.
(c)  The notional amount of the total return swap is provided rather than the maximum payout amount, although the notional value should not be considered as a substitute for maximum payout.
     Expiration information for these contracts is as follows:
                       Maximum
                       Payout/     Less than                              Over
 Type of Guarantee     Notional     1 Year     1-3 years   4-5 years    5 years
------------------    ---------    ---------   ---------   ---------   ---------
Standby letters of
 credit               $ 570,264    $ 266,570   $  37,579   $   5,180   $ 260,935
Total return swap
 with SPE             $  25,000(a) $      --   $  25,000   $      --   $      --
(a)  The notional amount of the total return swap is provided rather than the maximum payout amount, although the notional value should not be considered as a substitute for maximum payout. The amounts above include a two-party letter of credit issued by the Bank in the third quarter in conjunction with a principal protected mutual fund. The two-party letter of credit requires the Bank to pay an amount equal to the amount by which the mutual fund asset value at the end of seven years is less than the amount originally invested. This fund is managed using an algorithm that requires holding an amount of highly liquid risk-free investments in addition to other more risky investments that, when combined, will result in the return of at least the original principal investment to the investors at maturity of the fund unless there is significant and sudden market event. The Bank's maximum potential exposure to loss with respect to the two-party letter of credit is $260,935. Such a loss assumes that no funds are invested in risk-free investments, and that all investments suffer a total loss. As such, this measure significantly overstates the Bank's expected loss exposure at September 26,2003. The Bank has recognized a liability of approximately $10,000 as of September 26,2003 in accordance with the requirements of FIN 45.
                                     - 18 -

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarter and Year-to-Date Periods Ended September 26, 2003 and
September 27, 2002
--------------------------------------------------------------------------------
9. CAPITAL REQUIREMENTS
     MLBUSA is subject to various regulatory capital requirements administered by U.S. Federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on MLBUSA's consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, MLBUSA must meet specific capital guidelines that involve quantitative measures of MLBUSA's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. MLBUSA's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.
     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of Total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital to average assets
     (as defined). Management believes, as of September 26,2003 and December
     27,2002, that the Bank meets all capital adequacy requirements to which it is subject.
     As of September 26,2003, the most recent notification from the Federal
     Deposit Insurance Corporation categorized MLBUSA as "well capitalized"
     under the regulatory framework for prompt corrective action. To be categorized as "well capitalized," MLBUSA must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed MLBUSA's category. The Bank's actual capital amounts and ratios are presented in the following table:

                                                                                                           Minimum
                                                                                                         To Be "Well
                                                                                                      Capitalized" Under
                                                                          Minimum for Capital          Prompt Corrective
                                                     Actual                Adequacy Purposes           Action Provisions
----------------------------------------------------------------------------------------------------------------------------
                                              Amount        Ratio         Amount        Ratio         Amount        Ratio
                                           -----------   -----------   -----------   -----------   -----------   -----------

September 26, 2003
Total capital (Tier 1 + Tier 2)
 to risk - weighted assets                 $ 4,692,472         12.63%  $ 2,972,996           8.0%  $ 3,716,245          10.0%
Tier I capital to risk - weighted assets   $ 4,488,381         12.08%  $ 1,486,498           4.0%  $ 2,229,747           6.0%
Tier I capital to average assets           $ 4,488,381          6.22%  $ 2,887,920           4.0%  $ 3,609,900           5.0%
December 27, 2002
Total capital (Tier 1 + Tier 2)
 to risk - weighted assets                 $ 3,924,379         12.04%  $ 2,606,815           8.0%  $ 3,258,519          10.0%
Tier I capital to risk - weighted assets   $ 3,739,533         11.48%  $ 1,307,407           4.0%  $ 1,955,111           6.0%
Tier I capital to average assets           $ 3,739,533          5.35%  $ 2,793,523           4.0%  $ 3,491,903           5.0%

                                     - 19 -

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarter and Year-to-Date Periods Ended September 26, 2003 and
September 27, 2002
--------------------------------------------------------------------------------
10. DERIVATIVES
     MLBUSA uses derivative instruments to manage its interest rate risk position. The types of derivative instruments used and the accounting for those instruments are discussed in Note 1 in the Bank's 2002 Consolidated
     Financial Statements. MLBUSA's derivative positions at September 26,2003 and December 27,2002 were as follows:

                                                    September 26, 2003               December 27, 2002
                                                 Notional       Fair Value       Notional       Fair Value
                                              -------------   -------------   -------------   -------------

Interest rate swaps (Bank receives fixed/pays floating):
   One year or less                           $  10,603,978   $      73,855   $   2,150,000   $      29,104
   One to two years                               5,042,421          (9,015)        253,978          11,904
   Three to four years                               96,711             597       1,500,000          17,848
   Four to five years                               365,017           1,088         156,809           1,478
   Greater than five years                           10,768              52         320,000          10,542
                                              -------------   -------------   -------------   -------------
Total                                         $  16,118,895   $      66,577   $   4,380,787   $      70,876
                                              =============   =============   =============   =============
Interest rate swaps (Bank receives floating/pays fixed):
   One year or less                           $     940,875   $     (17,934)  $   1,253,571   $     (26,792)
   One to two years                               2,803,776         (42,108)      2,812,951        (100,119)
   Two to three years                             2,774,589         (39,230)      1,562,190         (82,955)
   Three to four years                              324,000          (9,459)      1,494,964         (70,232)
   Four to five years                               704,532         (11,315)      3,942,035         (96,480)
   Greater than five years                        5,932,834        (282,546)      4,633,791        (714,908)
                                              -------------   -------------   -------------   -------------
Total                                         $  13,480,606   $    (402,592)  $  15,699,502   $  (1,091,486)
                                              =============   =============   =============   =============
Interest rate swaps (Bank receives floating/pays floating):
   One year or less                           $   6,000,000   $          18   $          --   $          --
                                              =============   =============   =============   =============
Interest rate swaps (Bank receives basis/pays floating):
   One year or less                           $      15,000   $       3,204   $      26,200   $      (1,423)
   One to two years                                      --              --          15,000          (2,033)
                                              -------------   -------------   -------------   -------------
Total                                         $      15,000   $       3,204   $      41,200   $      (3,456)
                                              =============   =============   =============   =============
Interest rate futures:
   One year or less                           $  17,700,200   $      (5,376)  $          --   $          --
   One to two years                                 282,000            (210)             --              --
   Two to three years                                95,000            (140)             --              --
                                              -------------   -------------   -------------   -------------
Total                                         $  18,077,200   $      (5,726)  $          --   $          --
                                              =============   =============   =============   =============
Interest rate options:
   One year or less                           $          --   $          --   $      17,500   $         875
                                              =============   =============   =============   =============
Credit default swaps:
   One year or less                           $     165,000   $        (101)  $     365,000   $         121
   One to two years                                 235,000             861         242,500           5,683
   Two to three years                               199,000           1,898         177,500           5,832
   Three to four years                              591,000          10,860         306,000          12,933
   Four to five years                               953,319          (4,797)        977,000          49,924
   Greater than five years                          200,000            (499)             --              --
                                              -------------   -------------   -------------   -------------
Total                                         $   2,343,319   $       8,222   $   2,068,000   $      74,493
                                              =============   =============   =============   =============
Total Return Swap/Credit Link Note:
   One to two years                           $      25,000   $          25   $          --   $          --
   Greater than five years                          264,664           1,474              --              --
                                              -------------   -------------   -------------   -------------
Total                                         $     289,664   $       1,499   $          --   $          --
                                              =============   =============   =============   =============
Foreign exchange forward contracts:
   One year or less                           $   1,557,516   $      (9,331)  $     283,210   $      (7,829)
                                              =============   =============   =============   =============
To-be-announced security forward contracts:
   One year or less                           $     465,000   $      (7,266)  $     575,000   $      (5,805)
                                              =============   =============   =============   =============
Rate-locked mortgage loan pipeline
   One year or less                           $     319,748   $       2,526   $     405,174   $       5,713
                                              =============   =============   =============   =============
Weighted average receivable interest rate              1.44%                           2.08%
Weighted average payable interest rate                (2.14)%                         (4.20)%

                                     - 20 -